UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  February 2, 2005
                                                      --------------------------

                              Xethanol Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        0-50154                                           84-1169517
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

1185 Avenue of the Americas, 20th Floor
          New York, New York                                    10036
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)

                                 (646) 723-4000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                          Zen Pottery Equipment, Inc.
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          CURRENT REPORT ON FORM 8-K/A

                              XETHANOL CORPORATION

                                FEBRUARY 2, 2005

                                Explanatory Note

      This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K, dated February 2, 2005, of Xethanol Corporation (formerly Zen Pottery Equipment, Inc.), a Delaware corporation ("Xethanol"), filed with the U.S. Securities and Exchange Commission (the "SEC") on March 15, 2005.

Item 9.01.   Financial Statements and Exhibits.

      (a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), attached hereto are the audited financial statements of Xethanol for the years ended December 31, 2004 and 2003.

      (b) Pro Forma Financial Information. In accordance with Item 9.01(b), attached hereto are the pro forma financial statements of Xethanol.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   XETHANOL CORPORATION


Date:  April 20, 2005              By:   /s/ Christopher d'Arnaud-Taylor
                                         Christopher d'Arnaud-Taylor
                                         Chairman and Chief Executive Officer

                              Xethanol Corporation

                        Consolidated Financial Statements

                          Year ended December 31, 2004

                                    Contents

Independent Auditor's Report ..................................................1

Consolidated Financial Statements

Consolidated Balance Sheet ....................................................2
Consolidated Statements of Operations .........................................4
Consolidated Statement of Changes in Shareholders'Equity ......................5
Consolidated Statements of Cash Flows .........................................6
Notes to Consolidated Financial Statements ....................................8

                          Independent Auditors' Report


To the Board of Directors and Shareholders
Xethanol Corporation


We have audited the accompanying consolidated balance sheet of Xethanol Corporation (the "Company") (A Development Stage Enterprise) as of December 31, 2004 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 2004 and 2003, and for the period from January 24, 2000 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xethanol Corporation (A Development Stage Enterprise) as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period from January 24, 2000 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses and negative cash flows from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    /s/Imowitz Koenig & Co., LLP


New York, New York
March 31, 2005

                              Xethanol Corporation
                          (a Development Stage Company)

                           Consolidated Balance Sheet


                                                                    December 31,
                                                                        2004
                                                                     -----------
Assets
Current assets:
  Cash and cash equivalents                                          $   113,472
  Restricted cash in escrow                                               52,376
  Receivables:
    Trade                                                                 12,870
    Related parties                                                       42,510
  Inventory:
     Supplies and chemicals                                               27,453
     Work in progress                                                     10,860
   Prepaid expenses and other assets                                      41,079
                                                                     -----------
Total current assets                                                     300,620
                                                                     -----------

Property and equipment, at cost:
  Land                                                                    61,887
  Buildings                                                            1,463,246
  Equipment and machinery                                              4,537,303
  Leasehold improvements                                                 158,714
  Furniture and fixtures                                                  36,450
                                                                     -----------
                                                                       6,257,600

  Less accumulated depreciation and amortization                         228,888
                                                                     -----------
                                                                       6,028,712
                                                                     -----------

Goodwill                                                                 205,000
License agreements, net of accumulated
  amortization of $15,181                                                834,819
Investment                                                               100,000
Other assets                                                              55,429
                                                                     -----------
Total assets                                                         $ 7,524,580
                                                                     ===========


                 See Notes to Consolidated Financial Statements

                              Xethanol Corporation
                          (a Development Stage Company)

                           Consolidated Balance Sheet


                                                                    December 31,
                                                                       2004
                                                                    -----------
Liabilities and shareholders' equity
Current liabilities:
  Accounts payable                                                  $   329,620
  Accounts payable related parties                                      388,736
  Accrued expenses                                                      222,850
                                                                    -----------
Total current liabilities                                               941,206
                                                                    -----------

Mortgages payable                                                     4,125,000
                                                                    -----------

Commitment

Shareholders' equity
  Common stock, $0.001 par value;
   Authorized shares - 15,000,000; Issued and outstanding
      shares 11,546,705                                                  11,547
  Additional paid-in-capital                                          6,442,119
  Accumulated deficit during development stage                       (3,995,292)
                                                                    -----------
Total shareholders' equity                                            2,458,374
                                                                    -----------
Total liabilities and shareholders' equity                          $ 7,524,580
                                                                    ===========


                 See Notes to Consolidated Financial Statements

                              Xethanol Corporation
                          (a Development Stage Company)

                      Consolidated Statements of Operations


                                                                                      January 24,
                                                               Years Ended           2000 (Date of
                                                        --------------------------   Inception) to
                                                        December 31,   December 31,   December 31,
                                                            2004          2003           2004
                                                        -----------    -----------    -----------

Sales                                                   $   465,048    $   149,495    $   614,543

Cost of sales including depreciation of $157,558 in
  2004 and $70,028 in 2003                                  507,181        206,134        713,315
                                                        -----------    -----------    -----------
                                                            (42,133)       (56,639)       (98,772)

Operating expenses including depreciation and
  amortization of $16,483 in 2004 and $0 in 2003          2,357,190        839,612      3,691,821
                                                        -----------    -----------    -----------
                                                         (2,399,323)      (896,251)    (3,790,593)
                                                        -----------    -----------    -----------

Other income (expense)
  Interest income                                             3,360          5,410         10,596
  Interest expense                                         (208,340)       (52,886)      (261,226)
  Other income                                               33,385         12,546         45,931
                                                        -----------    -----------    -----------
Total other income (expense)                               (171,595)       (34,930)      (204,699)

                                                        -----------    -----------    -----------
Net loss                                                $(2,570,918)   $  (931,181)   $(3,995,292)
                                                        ===========    ===========    ===========

                 See Notes to Consolidated Financial Statements

                              Xethanol Corporation
                          (a Development Stage Company)

            Consolidated Statement of Changes in Shareholders' Equity

                                                                                         Accumulated
                                      Common           Common          Additional          deficit             Total
                                       stock            stock        paid-in capital        during
                                     number of                                           development
                                      shares                                               stage
                                 ---------------   ---------------   ---------------   ---------------    ---------------

January 24, 2000 (Date of                     --   $                 $                 $                  $            --
inception)                                    --                --                --

Shares issued for cash                 2,101,000             2,101           360,874                --            362,975

Shares issued for services               192,000               192            25,758                --             25,950

Shares issued for acquisitions         6,207,000             6,207           123,793                --            130,000

Net loss                                      --                --                --          (493,193)          (493,193)

                                 ---------------   ---------------   ---------------   ---------------    ---------------

Balance at December 31, 2002           8,500,000             8,500           510,425          (493,193)            25,732

Shares issued for cash                   971,606               972         1,593,969                --          1,594,941

Shares issued for services                80,000                80           100,920                --            101,000

Net loss                                      --                --                --          (931,181)          (931,181)
                                 ---------------   ---------------   ---------------   ---------------    ---------------

Balance at December 31, 2003           9,551,606             9,552         2,205,314        (1,424,374)           790,492

Shares issued for cash                 1,466,065             1,466         3,052,309                --          3,053,775

Shares issued for services               159,804               160           210,577                --            210,737

Shares issued for license
agreements                               369,230               369           849,631                --            850,000

Warrants issued for services                  --                --           124,288                --            124,288

Net loss                                      --                --                --        (2,570,918)        (2,570,918)

                                 ---------------   ---------------   ---------------   ---------------    ---------------
Balance at December 31, 2004          11,546,705   $        11,547   $     6,442,119   $    (3,995,292)   $     2,458,374
                                 ===============   ===============   ===============   ===============    ===============

                 See Notes to Consolidated Financial Statements

                              Xethanol Corporation
                          (a Development Stage Company)

                      Consolidated Statements of Cash Flows

                                                                                            January 24,
                                                                                           2000 (Date of
                                                                                           Inception) to
                                                      December 31,       December 31,       December 31,
                                                         2004               2003               2004
                                                    ---------------    ---------------    ---------------
Operating activities
Net loss                                            $    (2,570,918)   $      (931,181)   $    (3,995,292)
Adjustments to reconcile net loss to net
    cash used in operating activities:
     Depreciation and amortization                          174,041             70,028            244,069
     Shares and warrants issued for services                335,025            101,000            461,975
     Impairment loss on investments                          98,277                 --             98,277
     Changes in operating assets and liabilities:
       Restricted cash                                      (14,592)           (37,784)           (52,376)
       Receivables                                          (30,179)           (72,266)           (55,380)
       Inventory                                            (33,576)            45,263             11,687
       Prepaid expenses and other assets                    (96,508)                --            (96,508)
       Accounts payable                                     313,752            135,042            718,356
      Accrued expenses                                       98,873             42,384            141,257
                                                    ---------------    ---------------    ---------------
Net cash used in operating activities                    (1,725,805)          (647,514)        (2,523,935)
                                                    ---------------    ---------------    ---------------

Investing activities
Acquisitions                                             (1,000,000)          (925,000)        (1,925,000)
Purchase of investments                                    (198,277)                --           (198,277)
Purchases of property and equipment                         (61,929)           (46,126)          (176,007)
                                                    ---------------    ---------------    ---------------
Net cash used in investing activities                    (1,260,206)          (971,126)        (2,299,284)
                                                    ---------------    ---------------    ---------------

Financing activities
(Payment) issuance of note payable                          (50,000)            50,000                 --
Cash received for common stock                            3,053,775          1,594,941          5,011,691
Loan to an affiliate                                             --                 --            (75,000)
                                                    ---------------    ---------------    ---------------
Net cash provided by financing activities                 3,003,775          1,644,941          4,936,691
                                                    ---------------    ---------------    ---------------

                 See Notes to Consolidated Financial Statements

                              Xethanol Corporation
                          (a Development Stage Company)

                Consolidated Statements of Cash Flows (continued)

                                                                                              January 24,
                                                                                             2000 (Date of
                                                                                             Inception) to
                                                        December 31,       December 31,      December 31,
                                                            2004               2003              2004
                                                      ---------------    ---------------    ---------------
Net increase in cash and cash equivalents             $        17,764    $        26,301    $       113,472
Cash and cash equivalents at beginning of period               95,708             69,407                 --
                                                      ---------------    ---------------    ---------------
Cash and cash equivalents at end of period            $       113,472    $        95,708    $       113,472
                                                      ===============    ===============    ===============

                                                      ---------------    ---------------    ---------------
Supplemental Disclosures
Interest paid                                         $       208,340    $        52,886    $       261,266

Non-cash activity
Property acquired for debt assumed in acquisitions    $     3,081,593    $     1,125,000    $     4,206,593
License agreements acquired in exchange
for common stock                                      $       850,000                 --    $       850,000
Goodwill recorded for acquisition of Permeate         $            --    $       205,000    $       205,000

                 See Notes to Consolidated Financial Statements

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 1 - REVERSE MERGER

As discussed in Note 13, Zen Pottery Equipment, Inc. ("Zen") completed a reverse merger transaction, in which it caused Zen Acquisition Corp., a Delaware corporation and newly created, wholly owned subsidiary of Zen, to be merged with and into Xethanol Corporation, (the "Company"). As a result of the merger, the Company became a wholly owned subsidiary of Zen, with the Company's former security holders acquiring a majority of the outstanding shares of Zen's common stock, par value $.001 per share. For financial reporting purposes, the Company is deemed to be the acquirer in the reverse merger transaction. Consequently, the assets and liabilities and the historical operations reflected in the consolidated financial statements are those of the Company and are recorded at the historical cost basis of the Company.

NOTE 2 - DESCRIPTION OF DEVELOPMENT STAGE OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Development Stage Operations

The Company was originally incorporated on January 24, 2000 in Delaware as Freereal-Timequote.com, Inc. On August 8, 2000, the Company changed its name from Freereal-Timequote.com, Inc. to LondonManhattan.com, Inc.
("LondonManhattan").

Under an agreement dated September 1, 2001, LondonManhattan acquired from Energy Capital & Technology LLC ("ECAP&T"), in consideration for the issuance of 5,207,000 shares of common stock, ECAP&T's business strategy for the acquisition and development of ethanol refineries and to the Xethanol name in the United States. The 5,207,000 shares were issued under this transaction to the members of ECAP&T pro rata to their membership interests. The Company's business model is to profit from converting waste sugars into ethanol and to grow by acquiring and/or co-locating waste-to-ethanol plants on or in proximity to the waste site in alliance with waste generators. The objective is to monetize waste streams, including off-specification finished products and biomass, which previously had no viable recovery technologies.

On September 19, 2001, LondonManhattan changed its name to Xethanol Corporation, to function as a holding and management company for a series of planned acquisitions and new ventures in the waste-to-ethanol industry. Ethanol is a federally mandated, clean burning, renewable fuel, used as an oxygenate in 10% gasoline blends under the Clean Air Act and an octane enhancer to improve vehicle performance.

As of December 31, 2004, the Company has devoted most of its activities to establishing its business, including raising capital and seeking acquisitions. Accordingly, the Company's financial statements are presented as a development stage company as defined in Statement of Financial Accounting Standards No. 7.

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 2 - DESCRIPTION OF DEVELOPMENT STAGE OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsidiaries

Permeate Refining, Inc. ("Permeate") is a wholly owned subsidiary of the Company. Permeate processes sugar and starch waste products into ethanol.

Xethanol One, LLC ("Xethanol One") is a wholly owned subsidiary of the Company. Xethanol One owns the land, buildings and a portion of the equipment used by Permeate.

Advanced Bioethanol Technologies, Inc. ("ABTI") is a wholly owned subsidiary of the Company engaged in research for the bioethanol industry. ABTI has a license to a biomass extraction and fermentation process.

Ethanol Extraction Technologies, Inc. ("EETI") is a wholly owned subsidiary of the Company with an exclusive license for technology used in the fermentation and extraction of ethanol.

Xethanol BioFuels, LLC ("XBF") is a wholly owned subsidiary of the Company. XBF's corn-based ethanol production facility, which has been idle for the past two-and one-half years, is currently being readied to recommence production.

Going Concern and Basis of Presentation

Since inception, the Company has recorded aggregate losses from operations of $3,995,000 and has incurred total negative cash flow from operations of $2,524,000. During the year ended December 31, 2004, the Company experienced a net loss from operations of $2,571,000 and negative cash flow from operating activities of $1,726,000. As described in Note 13, the Company has secured additional debt and equity financing in January and February of 2005, however, the Company's continued existence is dependent upon several factors, including increased sales volume, the opening of the Blairstown plant and the ability to achieve profitability from the sale of the Company's product. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and necessarily include amounts based on judgments and estimates made by management. All significant inter-company accounts and transactions have been eliminated in consolidation.

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 2 - DESCRIPTION OF DEVELOPMENT STAGE OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investments

In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 ("FIN 46"). In December 2003, the FASB modified FIN 46 to make certain technical corrections and to address certain implementation issues that had arisen. A variable interest entity ("VIE") is a corporation, partnership, trust, or any other legal structure used for business purposes that does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a VIE to be consolidated by a company if that company is the primary beneficiary of the VIE. The primary beneficiary of a VIE is an entity that is subject to a majority of the risk of loss from the VIE's activities or entitled to receive a majority of the entity's residual returns, or both. As of December 31, 2004, the Company is not a primary beneficiary of any VIE's.

For investments that are not required to be consolidated, the Company follows the guidance provided by Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock".

Accounting Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of shares issued for services or in connection with acquisitions.

Costs Associated with Issuance of Stock

Investment banking fees and related costs associated with the sale of stock are charged to stockholders' equity.

Stock Issued for Non-Cash Consideration

Stock issued for services, warrants and in connection with investments has been valued based on the estimated fair value of the shares at the time they were issued.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 2 - DESCRIPTION OF DEVELOPMENT STAGE OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

The Company maintains cash and cash equivalents with a major financial institution which is not insured by the Federal Deposit Insurance Corporation.

Receivables

The Company records trade accounts receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts, if necessary, to reflect any loss anticipated on the trade accounts receivable balance. The Company calculates this allowance based upon its history, level of past-due accounts, and its relationships with, and the economic status of, its customers. At December 31, 2004, the Company has determined that an allowance for estimated uncollectible accounts is not necessary.

Materials Inventory

Materials inventory is carried at the lower of cost using the first-in ("FIFO") method or market. Work in process is based on the amount of product currently in the production pipeline.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Major additions are capitalized and depreciated over their estimated useful lives. Repairs and maintenance costs are expensed as incurred. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets ranging from three to forty years.

Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at December 31, 2004.

Revenue Recognition

The Company follows a policy of recognizing sales revenue at the time the product is shipped to its customers.

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 2 - DESCRIPTION OF DEVELOPMENT STAGE OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development

Research and development costs are expensed as incurred. Research and development costs were $16,231 for the year ended December 31, 2004. There were no research and development costs incurred in prior years.

Income Taxes

Deferred tax assets and liabilities are computed based on the difference between the book and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on changes in the assets and liabilities from period to period. These differences arise primarily from the Company's net operating loss. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, trade receivables, accounts payable and accrued expenses approximate fair value because of the short-term nature of these instruments. Long term debt bears interest at current rates and therefore, the carrying value approximates fair value.

Segment Reporting

The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Recently Issued Accounting Standards

In December 2004, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 123R "Share Based Payment". This statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest. This statement is effective for public entities that file as small business issuers, as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its consolidated financial statements.

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 3 - ACQUISITION OF PERMEATE REFINING, INC.

As discussed in Note 2 above, on September 1, 2001, LondonManhattan acquired ECAP&T's business strategy for the acquisition and development of ethanol refineries, including, under a letter of intent, the rights to acquire Permeate, an ethanol producing company with headquarters in Cedar Rapids, Iowa. In contemplation of the acquisition of Permeate, in 2001 the Company issued 1,000,000 shares of common stock to the owners of Permeate.

On July 7, 2003, the Company acquired from the owners of Permeate its machinery and equipment for an aggregate purchase price of $750,000 in a cash transaction. The Company also acquired for cash, inventory valued at $50,000.

In a separate transaction, through its wholly owned subsidiary Xethanol One, (a Delaware limited liability company formed on May 28, 2003 for this purpose), the Company acquired the real-estate and certain production facilities associated with Permeate's operations from their owners, Robert and Carol Lehman (the "Lehmans"), for a total price of $1,250,000, payable as follows: (a) a down payment of $125,000 was made on July 9, 2003; and (b) the balance of $1,125,000, is payable under a promissory note, secured by a mortgage, with a face amount of $1,125,000 and bearing interest at the simple interest rate of 9% per annum with monthly payments of interest due on the first day of each month commencing August 1, 2003 until June 30, 2006, at which time the entire balance owing on the promissory note shall be paid in full. Consequently, the Company, through its subsidiary Xethanol One, is responsible for monthly payments of $10,530, consisting of $8,322 in interest and $2,208 in real-estate tax installments.

In conjunction with the acquisition of Permeate, the Company entered into employment and consulting agreements with its previous owners, Robert and Carol Lehman, to serve as general manager and financial/administrative director, respectively. These agreements have a term of three years (renewable annually thereafter) and provide for a combined compensation of $10,000 per month to the two individuals.

The following table summarizes the estimated fair values of the assets acquired as of the acquisition date:

Permeate Refining, Inc.

Machinery and equipment                 $750,000
Inventory                                 50,000
                                        --------

Total                                   $800,000
                                        ========

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 3 - ACQUISITION OF PERMEATE REFINING, INC. (CONTINUED)

Xethanol One, LLC

Land                                  $   33,700
Building                                 732,600
Machinery and equipment                  483,700
                                      ----------

Total                                 $1,250,000
                                      ==========

The results of operations of Permeate are included in the Company's consolidated statement of operations beginning July 7, 2003. In connection with the acquisition of Permeate, the company recognized $205,000 of goodwill.


NOTE 4 - ACQUISITION OF ADVANCED BIOETHANOL TECHNOLOGIES, INC,

On June 29, 2004, the Company acquired 100% of the issued and outstanding common stock of ABTI from UTEK Corporation in exchange for 200,000 shares of the Company's common stock. ABTI's principal asset is a license agreement, which has a term of twenty-one years, to a biomass extraction and fermentation process developed at Virginia Tech Intellectual Properties, Inc. ("VTIP"). This technology converts waste biomass mixtures to ethanol by exploiting each mixture's unique properties to solve feedstock-specific processing problems. The license agreement requires a minimum payment of $100,000 per year for research expenses. No such payments have been made as of December 31, 2004.The license also calls for minimum royalty payments of $7,500 in year three, $15,000 in year four and $30,000 in year five and each year thereafter until the end of the license term.

NOTE 5 - ACQUISITION OF ETHANOL EXTRACTION TECHNOLOGIES, INC.

On September 30, 2004 the Company acquired 100% of the issued and outstanding common stock of EETI from UTEK Corporation in exchange for 169,230 shares of the Company's common stock. EETI holds a license agreement, which has a term of ten years, to a patented, Queens University, Ontario, developed extractive fermentation technology to continually remove and isolate ethanol during the fermentation process, incorporating a strategy in which the fermentation reaction and ethanol removal occur simultaneously, thereby increasing output and reducing energy costs. Under the license agreement, the Company is obligated to pay an annual earned royalty of 1% of net sales of licensed product prior to patent expiration and 0.25% thereafter plus 1% of net sales of equipment that enables the use of the licensed technology, for the term of the agreement. The license also calls for a one-time milestone payment of $2,500 per million gallons of nameplate capacity for each plant set up during the term of the agreement.

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 6 - FORMATION OF DDS - XETHANOL, LLC

Formation

On August 13, 2003 the Company, together with DDS Technologies USA, Inc., ("DDS"), formed DDS-Xethanol, LLC, a Nevada limited liability company, to utilize and commercialize the DDS system of extracting starch and fermentable sugars for further processing into ethanol and for extracting other valuable co-products from biomass and other waste streams. To date no projects have been developed by DDS-Xethanol, LLC. In December 2004, the Company recorded an impairment loss of $48,277 related to this investment.

Legal Proceedings

The Company is party to two related actions concerning its investment in the DDS-Xethanol, LLC joint venture. The first action is pending before the American Arbitration Association in Washington, D.C. captioned DDS-Xethanol LLC and Xethanol Corporation v. DDS Technologies USA, Inc., and concerns a dispute between the Company and its joint venture partner DDS regarding the formation and operation of the joint venture and, ultimately, money that the Company is owed by DDS. An answer and counterclaims have been filed in this arbitration, but discovery has not commenced and no panel has been appointed. The second action is captioned DDS Technologies USA, Inc. v. Xethanol Corporation, Xethanol One, LLC, Permeate Refining, Inc., Christopher d'Arnaud-Taylor, Jeffrey S. Langberg and Robert J. Lehman, pending in the United States District Court for the Northern District of Iowa. This action was filed in response to the arbitration and seeks possession of a machine that was contributed to the joint venture by DDS. The Company expects to move to dismiss the Iowa action in favor of the arbitration. The Company does not believe these proceedings, if adversely determined, will have any material impact on its financial condition.

NOTE - 7 FORMATION OF XETHANOL BIOFUELS, LLC

In October 2004, the Company purchased the assets of 78th Street Ethanol, LLC, a corn-based ethanol plant in Blairstown near Cedar Rapids, Iowa, at a bankruptcy court action for $4,000,000 from the First National Bank of Omaha ("FNBO"). The purchase was financed with $1,000,000 of cash from the Company and a $3,000,000 short-term secured demand note to FNBO. As described in Note 13, the Company has since paid off the $3,000,000 note to FNBO. On November 1, 2004 the Company formed XBF, a wholly owned Delaware limited liability company, to manage and operate the Blairstown facility. As of December 31, 2004, XBF had not begun operations.

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE - 7 FORMATION OF XETHANOL BIOFUELS, LLC (CONTINUED)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the acquisition date:

Land                                  $   28,187
Buildings                                723,356
Improvements                             153,714
Machinery & Equipment                  3,176,336
                                      ----------

Total                                 $4,081,593
                                      ==========

Accrued property taxes and
interest payable                      $   81,593
                                      ==========

NOTE 8 - RELATED PARTY TRANSACTIONS

On September 1, 2001 the Company entered into management services agreements with LondonManhattan Limited, Inc. ("LML") for the services of Mr. Christopher d'Arnaud-Taylor ("Taylor") as its President and with Franz A. Skryanz ("Skryanz") as its Treasurer/Secretary to provide senior corporate management services. Pursuant to these agreements, which have a term of three years (the initial management services agreement with LML was replaced by a new agreement with a starting date of January 1, 2003), the Company is obligated to pay: 1) LML for the President (a) a management fee of $10,000 per month until the first "Project Transaction", as defined below, closes; $12,000 per month from such date to the closing of the second Project Transaction, and $15,000 per month from such date to the end of the term; (b) an incentive bonus of $50,000 upon closing of the first Project Transaction and $100,000 upon closing of each subsequent Project Transaction thereafter and (c) semi-annually a lump sum amount equal to five percent of the Company's earnings before interest, depreciation and amortization for the preceding six month period; and 2) the Treasurer/Secretary a management fee of $3,000 per month until the first Project Transaction closes; $5,000 per month from such date to the closing of the second Project Transaction, and $7,000 per month from such date to the end of the term. Under the new management services agreement with LML starting January 1, 2003, the Company is also obligated to pay LML $100,000 in full satisfaction for all management and/or other services previously rendered to the Company under the old agreement that remained unpaid and outstanding as of December 31, 2002. The Company recorded management fees for the management services agreements of $304,000 and $238,300 for the years ended December 31, 2004 and 2003, respectively.

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 8 - RELATED PARTY TRANSACTIONS (CONTINUED)

Taylor is the owner of LML and both Taylor and Skryanz are shareholders of the Company. The term "Project Transaction" as used above means the completion of an acquisition, merger or other new venture. The acquisition of Permeate Refining, Inc., discussed in Note 3 above, represents the first Project Transaction and the acquisition of the assets of 78th Street Ethanol, LC from FNBO, discussed in
Note 7 above, represents the second Project Transaction.

The Company also recorded management fees to significant shareholders of $120,000 and $57,500 for the years ended December 31, 2004 and 2003, respectively. The total management fees recorded by the Company for management services agreements and to significant shareholders from January 24, 2000 (date of inception) to December 31, 2004 were $991,792.

In 2003, the Company entered into formal consulting services agreements with Jeffrey Langberg & Associate ("Langberg") and Jasmine Consulting, Inc. ("Jasmine"). The agreement with Langberg entered into on January 1, 2003, has a term of three years and provides for payments of (a) consulting fees at the rate of $10,000 per month until such time as the first Project Transaction closes; at the rate of $12,000 per month from such date to the closing of the second Project Transaction, and at the rate of $15,000 per month from such date to the end of the term; (b) an incentive bonus of $50,000 upon closing of the first Project Transaction and $100,000 upon closing of each subsequent Project Transaction thereafter, and (c) a finder's fee for the gross proceeds from the sale of securities to investors introduced to the Company. Under the consulting services agreement, the Company is also obligated to pay Langberg $100,000 in full satisfaction for all consulting and/or other services previously rendered and not paid by the Company. The Company recorded consulting fees to Langberg of $244,000 and $195,400 for the years ended December 31, 2004 and 2003, respectively. The total consulting fees recorded by the Company to Langberg from January 24, 2000 (date of inception) to December 31, 2004 were $583,150. The Company also recorded finder's fees, which are recorded as a reduction to additional paid-in-capital, to Langberg of $145,025 and $50,870 for the years ended December 31, 2004 and 2003, respectively. The total finder's fees recorded by the Company to Langberg, which are recorded as a reduction to additional paid-in-capital, from January 24, 2000 (date of inception) to December 31, 2004 were $220,645. Langberg is also a significant shareholder of the Company.

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 8 - RELATED PARTY TRANSACTIONS (CONTINUED)

The agreement with Jasmine, entered into on August 1, 2003, expired on December 31, 2004 and provided for payments of (a) consulting fees at the rate of $2,000 per month until such time as the first DDS-Xethanol Project Transaction closed; at the rate of $5,000 per month from such date to the closing of the second DDS-Xethanol Project Transaction, and at the rate $8,000 per month from such date to the end of the term; (b) an incentive bonus of $25,000 upon closing of the first DDS-Xethanol Project Transaction and $50,000 upon closing of each subsequent DDS-Xethanol Project Transaction thereafter, and (c) a finder's fee for the gross proceeds from the sale of securities to investors introduced to the Company. "DDS-Xethanol Project Transaction" as used above means the completion of a new venture using the DDS system referred to in Note 6 above. The Company recorded consulting fees of $24,000 and $12,000 for the years ended December 31, 2004 and 2003, respectively, to Jasmine, a firm owned by W. Scott Smith, a significant shareholder of the Company. The total consulting fees recorded by the Company to Jasmine from January 24, 2000 (date of inception) to December 31, 2004 were 44,750.

Accounts payable owed to related parties as of December 31, 2004 were $388,736.

As described in Note 2, the Company acquired ECAP&T's rights, title and interest to its ethanol business in exchange for 5,207,000 shares of common stock. Taylor and other shareholders of the Company, in the aggregate, were the majority members of ECAP&T.

Also see Note 11, Lease Commitment.

NOTE 9 - WARRANTS

As of December 31, 2004 the Company had a total of 1,465,068 warrants issued and outstanding, all expiring between February and October 2007:

No. of Warrants    Exercise Price

   442,105           $   1.90
   199,463           $   2.00
   733,500           $   2.50
    90,000           $   3.25

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 10 - INCOME TAXES

At December 31, 2004, the Company had unused net operating loss carryforwards approximating $3,800,000 which may be applied against future taxable income. The net operating loss carryforwards expire in the years 2020 through 2024. At December 31, 2004 the deferred tax asset (representing the potential future tax savings) related to the carryforwards was as follows:

                                         2004
                                      ----------
Deferred tax asset                    $1,520,000
Less: Valuation allowance              1,520,000
                                      ----------

Net Deferred tax asset                $       --
                                      ==========

As a result of the uncertainty that net operating loss carryforwards will be utilized in the foreseeable future, a 100% valuation allowance had been provided. At December 31, 2004, a wholly owned subsidiary had an unused net operating loss carry forward of approximately $62,900 which may be applied against future taxable income. The net operating loss carry forward expires in 2023. A 100% valuation allowance has been provided for against this amount.

NOTE 11 - LEASE COMMITMENT

On October 8, 2004, the Company entered into a service agreement with Xethanol Management Services, LLC ("XMS") under which XMS is providing office facilities and related services, including secretarial services. The initial term of the agreement is one year and obligates the Company to make monthly payments of approximately $7,000. The Company also paid a security deposit of $16,336 and made a one-time payment to XMS of approximately $44,000 for furniture, telephone and computer equipment and related software. XMS is owned by a related party.

NOTE 12 - MAJOR CUSTOMERS

Sales to one customer accounted for approximately 98% of sales in 2004. Sales to three customers accounted for 58%, 30% and 12%, respectively, in 2003.

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 13- SUBSEQUENT EVENTS

Acquisition of Superior Separation Technologies, Inc.

On January 11, 2005 the Company acquired 100% of the issued and outstanding common stock of Superior Separation Technologies, Inc.("SSTI") from UTEK Corporation in exchange for 250,000 shares of the Company's common stock. SSTI holds a license agreement, which has a term of twenty years, to a patented technology developed at the U.S. Department of Energy's National Renewable Energy Laboratory designed to effectively separate lignocellulosic material into lignin, cellulose and dissolved sugars. The license calls for minimum royalty payments of $10,000 in 2007, $25,000 in 2008 and $50,000 in 2009 and each successive year thereafter until the end of the license term.

The Private Offering

In February 2005, the Company completed the closing of the private offering of a total of 1,190,116 shares of common stock at a price of $3.25 per share to accredited investors pursuant to the terms of a Confidential Private Offering Memorandum, dated November 2004, as supplemented. Total gross proceeds from the private offering were $3,867,877. Placement agreements and other advisors received an aggregate of $110,369 in sales commissions and 558,844 shares of common stock.

Senior Secured Note Financing

In conjunction with the private offering, on January 19, 2005, the Company completed a transaction with two institutional investors, primarily to refinance the short-term note issued for the acquisition of the XBF ethanol facility. At the closing of that transaction, XBF issued senior secured royalty income notes in the aggregate principal amount of $5,000,000. A portion of the proceeds of the financing were used to satisfy the $3,000,000 demand note held by FNBO. The Company intends to use the remaining proceeds to refurbish and upgrade capacity at the facility, fund start-up activities at the facility and related working capital requirements, and pay legal and other professional fees. The senior secured royalty income notes provide for interest to be paid semi-annually at the greater of 10% per year or 5% of revenues from sales of ethanol, wet distillers' grain and any other co-products, including xylitol, at the XBF ethanol facility, with the principal becoming due in January 2012. The Company has the right to require the holders of the notes, from and after January 2008, to surrender their notes for an amount equal to 130% of the outstanding principal, plus unpaid accrued interest thereon. The holders of the notes have the right to convert their notes into shares of common stock at any time at a conversion price equal to $4.00 per share (equivalent to 1,250,000 shares).

                              Xethanol Corporation
                          (a Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 13- SUBSEQUENT EVENTS (CONTINUED)

The Reverse Merger

Concurrently with the closing of the private offering, a publicly traded company, Zen, acquired by reverse merger, the business of the Company and, with the proceeds of the private offering, continued its existing operations as a publicly traded company. Zen is a public reporting company whose shares trade on the OTC Bulletin Board and which had at the time of the reverse merger nominal assets and liabilities. As part of the merger, Zen issued shares of its common stock to the existing shareholders of the Company, representing approximately 95% of its outstanding shares, before giving effect to the shares sold in the private offering and to the shares issued to placement agreements and other advisors. Subsequent to the merger transaction, Zen changed its corporate name to Xethanol Corporation and the Company's existing management assumed their same positions with the publicly traded company.

Incentive Compensation Plan

      On February 2, 2005, following the completion of the reverse merger, the Company adopted a new 2005 Incentive Compensation Plan. The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property. No awards have as yet been granted under the 2005 Plan.

                              Xethanol Corporation

                         Pro Forma Financial Statements

 Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements


The unaudited pro forma condensed balance sheet and statement of operations should be read in conjunction with the notes thereto and with the historical financial statements of the Company for the year ended December 31, 2004, included in this Form 8K/A. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2004 reflects the reverse merger of Xethanol Corporation and Zen Pottery Equipment Inc. and concurrent private placement as if they had occurred on December 31, 2004. The statements of operations for the year ended December 31, 2004 reflect the transactions as if they had occurred on January 1, 2004. The pro forma financial statements are not necessarily indicative of the Company's financial position or results of operations that would have been achieved had the merger been effected on such dates. The pro forma adjustments reflect the transactions based on currently available information and certain estimates and assumptions as set forth in the notes to the unaudited pro forma information. However, actual amounts may differ from the pro forma amounts.

                              XETHANOL CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004
                                   (UNAUDITED)


                                                       HISTORICAL          PRO FORMA         PRO FORMA
                                                      DECEMBER 31,        ADJUSTMENTS        DECEMBER 31,
                                                          2004                (1)               2004
                                                     --------------     --------------     --------------
ASSETS
Current assets:
      Cash                                           $      165,848     $    5,253,000    $    5,418,848
      Receivables                                            55,380                               55,380
      Inventory                                              38,313                               38,313
      Prepaid expenses and other assets                      41,079                               41,079
                                                     --------------     --------------    --------------
Total current assets                                        300,620          5,253,000         5,553,620

      Property and equipment, net                         6,028,712                            6,028,712
      Goodwill                                              205,000                              205,000
      License agreements, net                               834,819                              834,819
      Investments                                           100,000                              100,000
      Other assets                                           55,429             64,000           119,429
                                                     --------------     --------------    --------------
Total assets                                         $    7,524,580     $    5,317,000    $   12,841,580
                                                     ==============     ==============    ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued expenses          $      552,470                       $      552,470
      Accounts payable related parties                      388,736                              388,736
                                                     --------------     --------------    --------------
Total current liabilities                                   941,206                 --           941,206
                                                     --------------     --------------    --------------
Mortgages payable                                         4,125,000          2,000,000         6,125,000
                                                     --------------     --------------    --------------

Commitment

Shareholder's equity:
     Common stock                                            11,547              3,317            14,864
     Additional paid-in-capital                           6,442,119          3,313,683         9,755,802
     Accumulated deficit during development stage        (3,995,292)                          (3,995,292)
                                                     --------------     --------------    --------------
Total shareholder's equity                                2,458,374          3,317,000         5,775,374
                                                     --------------     --------------    --------------
Total liabilities and shareholders' equity           $    7,524,580     $    5,317,000    $   12,841,580
                                                     ==============     ==============    ==============


(1) Reflects $3,317,000 of net proceeds received from the closing of the private placement, $1,936,000 of net proceeds from the issuance of $5,000,000 of senior secured royalty income notes, the satisfaction of the $3,000,000 mortgage on the Blairstown, Iowa plant and the payment of expenses related to the issuance of the notes in February 2005.

                              XETHANOL CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2004
                                   (UNAUDITED)


                                              YEAR ENDED          PRO FORMA         YEAR ENDED
                                             DECEMBER 31,        ADJUSTMENTS       DECEMBER 31,
                                            2004 HISTORICAL          (1)          2004 PRO FORMA
                                            --------------     --------------     --------------

Sales                                       $      465,048     $                  $      465,048
Cost of sales                                      507,181                               507,181
                                            --------------                        --------------
                                                   (42,133)                              (42,133)

Operating expenses                               2,357,190                             2,357,190
                                            --------------                        --------------
                                                (2,399,323)                           (2,399,323)

Other income (expense)
   Interest income                                   3,360                                 3,360
   Interest expense                               (208,340)          (401,100)          (609,440)
   Other income                                     33,385                                33,385
                                            --------------     --------------     --------------
Net loss from continuing operations         $   (2,570,918)    $     (401,100)    $   (2,972,018)
                                            ==============     ==============     ==============

Net loss per share from continuing
  operations--basic and diluted             $        (0.24)                       $        (0.25)
                                            ==============                        ==============
Weighted average number of shares--basic
  and diluted                                   10,580,868                            11,863,720
                                            ==============                        ==============



(1) Reflects interest expense at 10% on the $5,000,000 of senior secured royalty income notes plus amortization of costs associated with the issuance of the notes ($64,000/7 years) less interest expense on the prior mortgage encumbering the Blairstown property $(108,000).